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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 6, 2004

                              CONCORD CAMERA CORP.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


       New Jersey                                          13-3152196
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(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                    Identification Number)

                                    0-17038
                            ------------------------
                            (Commission File Number)

    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
   --------------------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       [ ] Written communications pursuant to Rule 425 under the Securities Act
           (17 CFR 230.425)

       [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

       [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On December 6, 2004, the Company committed to implementing a restructuring plan which involves significantly reducing its reliance on internally designed and manufactured digital cameras and increasing the design and co-development of digital cameras with contract manufacturers so as to continue to provide competitive products to the retail market. The Company's reliance on internally designed and manufactured digital cameras is expected to be significantly reduced by the end of the third quarter of Fiscal 2005. The restructuring plan and other cost-reduction initiatives are a result of the Company's previously announced strategic review process to determine how the Company may better compete in the digital camera market. The Company's objective is to significantly reduce costs and expenses and achieve a more competitive business model with a goal to return to profitability.

         The Company believes that it will be more cost-effective and less capital intensive to increase its reliance on the design and co-development of digital cameras with contract manufacturers, due, in part, to the overcapacity in world-wide digital camera manufacturing. By increasing the design and co-development of digital cameras with contract manufacturers, the Company anticipates that it will reduce or eliminate certain costs and risks related to the digital camera design and manufacturing process. These costs include: (1) capital expenditures (including tooling, plant, property and equipment), (2) working capital related to raw materials and components inventory, and (3) those resulting from digital camera manufacturing inefficiencies. In addition, the change in direction reduces product development issues and the exposure to the ongoing erosion in the value of digital camera raw material and component inventory and purchase commitments. Sufficient quantities of internally designed and manufactured digital camera products will be available to fulfill customer commitments and forecasts. Management does not expect any customer service issues. The Company is continuing to review its strategies including the extent of its future participation in the digital camera market.

         As a result of the restructuring plan, the Company anticipates incurring restructuring related charges of approximately $6.6 million in Fiscal 2005. The restructuring related charges include approximately (a) $2.7 million in employee severance and retention costs and (b) $3.9 million in anticipated digital camera and component inventory provisions. The Company also anticipates incurring approximately $.9 million in accelerated depreciation on equipment, tooling and other fixed assets.

         In addition to charges associated with the restructuring plan, the Company expects to incur in Fiscal 2005 approximately $1.3 million in expenses related to the implementation of the cost-reduction initiatives. The Company anticipates that the expenses related to the cost-reduction initiatives, the charges related to the restructuring plan, and the accelerated depreciation, will total approximately $8.8 million of which approximately $4.0 million will require cash disbursements primarily in Fiscal 2005. The restructuring plan and cost-reduction initiatives are anticipated to result in significant cost reductions in fiscal years 2005 and 2006.


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         On December 6, 2004, the Company issued a press release announcing the restructuring plan and other cost-reduction initiatives. The press release is attached hereto as Exhibit 99.1.


ITEM 2.06  MATERIAL IMPAIRMENTS

Please see the information contained in Item 2.05 above which is hereby incorporated by reference.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits

99.1    Press Release dated December 6, 2004.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CONCORD CAMERA CORP.


Date:  December 8, 2004                     By:    /s/ Alan Schutzman
                                               ---------------------------------
                                                Alan Schutzman,
                                                Senior Vice President, General
                                                   Counsel and Secretary